                                                                    EXHIBIT 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

             Statement of eligibility under the Trust Indenture Act
              of 1939 of a Corporation designated to act as Trustee

          Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2) ______

                     MANUFACTURERS AND TRADERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

               New York                                 16-0538020
    (Jurisdiction of incorporation                   (I.R.S. employer
or organization if not a national bank)            identification No.)

             One M&T Plaza
           Buffalo, New York                            14240-2399
(Address of principal executive offices)                (Zip Code)

                                  John A. Hayes
                                 Vice President
                     Manufacturers and Traders Trust Company
                                213 Market Street
                         Harrisburg, Pennsylvania 17101
                                 (717) 255-2387
            (Name, address and telephone number of agent of service)

                           PHEAA STUDENT LOAN TRUST I
               (Exact name of obligor as specified in its charter)

               Delaware                                 14-6223927
    (State or other jurisdiction of                  (I.R.S. employer
    incorporation or organization)                 identification No.)

     One Rodney Square, Suite 102
         Wilmington, Delaware                             19801
(Address of principal executive offices)                (Zip Code)

                         Student Loan Asset Backed Notes
                         (Title of indenture securities)

================================================================================

Item 1.      General Information

Furnish the following information as to the Trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

                Superintendent of Banks of the State of New York, 2 Rector Street, New York, New York 10006 and Corning Tower, Albany, New York 12203

                Federal Reserve Bank of New York, 33 Liberty Street, New York, New York 10045

                Federal Deposit Insurance Corporation, Washington, D.C. 20429

(b)     Whether it is authorized to exercise corporate trust powers.

                Yes.

Item 2.      Affiliations with Obligor

If the obligor is an affiliate of the trustee, describe each such affiliation.

                None.

[Items 3 through 15 omitted pursuant to General Instruction B to Form T-1]

Item 16.     List of Exhibits

Exhibit 1.   Organization Certificate of the Trustee as now in effect.*
Exhibit 2. Certificate of Authority of the Trustee to commence business (contained in Exhibit 1).
Exhibit 3. Authorization of the Trustee to exercise corporate trust powers (contained in Exhibit 1).
Exhibit 4.   Existing By-Laws of the Trustee.*
Exhibit 5.   Not Applicable.
Exhibit 6.   Consent of the Trustee.*
Exhibit 7.   Report of Condition of the Trustee.*
Exhibit 8.   Not Applicable.
Exhibit 9.   Not Applicable.

----------
* Filed Herewith

                                    SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Manufacturers and Traders Trust Company, a trust company organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Harrisburg, and State of Pennsylvania, on the ___ day of October, 2003.

                                        MANUFACTURERS AND TRADERS TRUST COMPANY

                                        By: /s/ John A. Hayes
                                            ------------------------------------
                                            John A. Hayes
                                            Vice President

                                    EXHIBIT 1

                     Organization Certificate of the Trustee

                        RESTATED ORGANIZATION CERTIFICATE

                                       OF

                     MANUFACTURERS AND TRADERS TRUST COMPANY

                      UNDER SECTION 8007 OF THE BANKING LAW

        The undersigned, being respectively, an Executive Vice President and Chief Financial Officer, and a Vice President and an Assistant Secretary, of Manufacturers and Traders Trust Company, pursuant to Section 8007 of the Banking Law of the State of New York, do hereby restate, certify and set forth as follows:

        (1) The name of the corporation is Manufacturers and Traders Trust Company. The name under which the corporation was originally incorporated was The Fidelity Trust and Guaranty Company of Buffalo

        (2) The organization certificate of the corporation was filed in the Office of the Superintendent of Banks of the State of New York on September 13, 1892, and in the Office of the Clerk of Erie County, New York on September 14, 1892, and the certificate of authorization of the Superintendent of Banks of the State of New York was issued on June 27, 1893.

        A first restated organization certificate of the corporation was approved and filed in the Office of the Superintendent of Banks of the State of New York on August 6, 1954. Such restated organization certificate was amended from time to time thereafter. A second restated organization certificate of the corporation was approved and filed in the Office of the Superintendent of Banks of the State of New York on February 26, 1991. A third restated organization certificate of the corporation was approved and filed in the Office of the Superintendent of Banks of the State of New York on May 22, 1992.

        (3) The restated organization certificate is hereby further amended by adding a new Article 7 to read as follows:

                "7. Notwithstanding anything herein or in the Bylaws to the contrary, each of the following provisions of the Bylaws may not be amended, modified or repealed, nor may any Bylaw provisions be adopted that are inconsistent with such provisions, without the unanimous approval of the entire board of directors:

                -  the last proviso of the first sentence of Article II,
                   Section 1,

                -  the entirety of Article II, Section 2(b),

                -  the last proviso of Article IX, Section 1,

                                  Exhibit 1 - 1

                -  the entirety of Article IX, Section 2, and

                -  the entirety of Article X.

        The provisions of this Article 7 shall automatically terminate without any action on the part of the corporation, the board of directors or the stockholders upon the termination of the foregoing provisions of the Bylaws in accordance with Article IX, Section 2 of the Bylaws."

        (4) The text of the corporation's organization certificate, as amended heretofore, is hereby restated without further change to read as hereinafter set forth in full:

                            "ORGANIZATION CERTIFICATE

                                       OF

                     MANUFACTURERS AND TRADERS TRUST COMPANY

                1. The name by which the said corporation shall be known is Manufacturers and Traders Trust Company

                2. The place where the principal office of the corporation is to be located is the City of Buffalo, County of Erie and State of New York.

                3. The amount of the corporation's capital stock is $200,000,000. The number of shares into which such capital stock shall be divided is 5,000,000 common shares of the par value of $40 per share.

                4. The number of directors which the corporation shall have shall be not less than seven (7) nor more than thirty (30).

                5. The term of existence of the corporation shall be perpetual.

                6. The corporation shall exercise the fiduciary powers conferred by Section 100 of the Banking Law, as amended from time to time, in addition to the other powers conferred upon banks and trust companies pursuant to the Banking Law or other applicable law.

                7. Notwithstanding anything herein or in the Bylaws to the contrary, each of the following provisions of the Bylaws may not be amended, modified or repealed, nor may any Bylaw provisions be adopted that are inconsistent with such provisions, without the unanimous approval of the entire board of directors:

                -  the last proviso of the first sentence of Article II,
                   Section 1,

                -  the entirety of Article II, Section 2(b),

                                  Exhibit 1 - 2

                -   the last proviso of Article IX, Section 1,

                -   the entirety of Article IX, Section 2, and

                -   the entirety of Article X.

                The provisions of this Article 7 shall automatically terminate without any action on the part of the corporation, the board of directors or the stockholders upon the termination of the foregoing provisions of the Bylaws in accordance with Article IX, Section 2 of the Bylaws."

        (5) This restatement of the organization certificate was authorized pursuant to Section 6015 of the Banking Law by the written consent, setting forth the action taken, of the holder of all of the outstanding shares entitled to vote thereon.

        IN WITNESS WHEREOF, the undersigned have executed, signed and verified this certificate this 28th day of March, 2003.

                                        MANUFACTURERS AND TRADERS TRUST COMPANY

                                        By: /s/ MICHAEL P. PINTO
                                            ------------------------------------
                                            Michael P. Pinto
                                            Executive Vice President and
                                            Chief Financial Officer

                                        By: /s/ BRIAN R. YOSHIDA
                                            ------------------------------------
                                            Brian R. Yoshida
                                            Vice President and Assistant
                                            Secretary

                                  Exhibit 1 - 3

STATE OF NEW YORK   )
                    :ss.
COUNTY OF ERIE      )

        Michael P. Pinto and Brian R. Yoshida, being first duly sworn, depose and say that they are respectively, an Executive Vice President and Chief Financial Officer and a Vice President and an Assistant Secretary of Manufacturers and Traders Trust Company, that they have read the foregoing certificate and know the contents thereof and that the statements therein contained are true.

                                        /s/ MICHAEL P. PINTO
                                        ----------------------------------------
                                        Michael P. Pinto

                                        /s/ BRIAN R. YOSHIDA
                                        ----------------------------------------
                                        Brian R. Yoshida

Sworn to before me
this 28th day of March, 2003.

/s/ TIMOTHY G. McEVOY
-------------------------------
Notary Public

                                  Exhibit 1 - 4

                                    EXHIBIT 4

                         Existing By-Laws of the Trustee

                     MANUFACTURERS AND TRADERS TRUST COMPANY

                                     BYLAWS

       (as adopted on October 15, 2002 and effective as of April 1, 2003)

                                    Exhibit 4

                                     BYLAWS

                                       of

                     MANUFACTURERS AND TRADERS TRUST COMPANY

                                    ARTICLE I

                            Meetings of Stockholders

        Section 1. Annual Meeting: The Annual Meeting of Manufacturers and Traders Trust Company ("M&T Bank"), for the election of directors and for transaction of such other business as may be set forth in the notice of meeting, shall be held at the principal office of M&T Bank or at such other place in the City of Buffalo, New York on the third Tuesday of April in each year, or on such date and at such time as the Board of Directors shall determine.

        Section 2. Special Meetings: Special meetings of the stockholders may be called to be held at the principal office of M&T Bank or elsewhere within the State of New York at any time by the Board of Directors or the Chairman of the Board or the President, and shall be called by the Chairman of the Board or the President or the Corporate Secretary or an Assistant Secretary at the request in writing of five or more members of the Board of Directors, or at the request in writing of the holders of record of at least 25% of the outstanding shares of M&T Bank entitled to vote. Such request shall state the purpose or purposes for which the meeting is to be called.

        Section 3. Notice of Meetings: Written notice of each meeting of the stockholders shall be given by depositing in the United States mail, postage prepaid, not less than 10 nor more than 50 days before such meeting, a copy of the notice of such meeting directed to each stockholder of record entitled to vote at the meeting, at the address as it appears on the record of stockholders for each such stockholder, or, if such stockholder shall have filed with the Corporate Secretary of M&T Bank a written request that notices be mailed to some other address, then directed to such other address. The notice shall state the place, date and hour of the meeting, the purpose or purposes for which the meeting is called and, unless it is the annual meeting, indicate that the notice is being issued by or at the direction of the person or persons calling the meeting. If action is proposed to be taken at any meeting which would, if taken, entitle dissenting stockholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect. At each meeting of stockholders only such business may be transacted which is related to the purpose or purposes set forth in the notice of meeting.

        Section 4. Waiver of Notice: Whenever under any provisions of these bylaws, the organization certificate, the terms of any agreement or instrument, or law, M&T Bank or the Board of Directors or any committee thereof is authorized to take any action after notice to any person or persons or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of such period of time, if at any time before or after such action is completed the person or persons entitled to such notice or entitled to participate in the action to be taken or, in the case of a stockholder, by such stockholder's attorney-in-fact, submit a signed waiver of notice of such requirements. The attendance of any stockholder at any meeting, in person or by proxy, without protesting prior to the conclusion the lack of notice of such meeting, shall constitute a waiver of notice by such stockholder.

        Section 5. Procedure: At every meeting of stockholders the order of business and all other matters of procedure may be determined by the person presiding at the meeting.

        Section 6. List of Stockholders: A list of stockholders as of the record date, certified by the officer of M&T Bank responsible for its preparation or by a transfer agent, shall be produced at any meeting of stockholders upon the request thereat or prior thereto of any stockholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.

        Section 7. Quorum: At all meetings of the stockholders of M&T Bank a quorum must be present for the transaction of business and, except as otherwise provided by law, a quorum shall consist of the holders of record of not less than a majority of the outstanding shares of M&T Bank entitled to vote thereat, present either in person or by proxy. When a quorum is once present to organize a meeting of the stockholders, it is not broken by the subsequent withdrawal of any stockholders.

        Section 8. Adjournments: The stockholders entitled to vote who are present in person or by proxy at any meeting of stockholders, whether or not a quorum shall be present or represented at the meeting, shall have power by a majority vote to adjourn the meeting from time to time without further notice other than announcement at the meeting. At any adjourned meeting at which a quorum shall be present in person or by proxy any business may be transacted that might have been transacted on the original date of the meeting, and the stockholders entitled to vote at the meeting on the original date (whether or not they were present thereat), and no others, shall be entitled to vote at such adjourned meeting.

        Section 9. Voting; Proxies: Each stockholder of record entitled to vote shall be entitled at every meeting of stockholders of M&T Bank to one vote for each share of stock having voting power standing in each such stockholder's name on the record of stockholders on the record date fixed pursuant to Section 3 of
Article VI of these bylaws. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may do so either in person or by proxy appointed by instrument executed in writing by such stockholder or such stockholder's duly authorized attorney-in-fact and delivered to the secretary of the meeting. No director, officer, clerk, teller or bookkeeper of M&T Bank shall act as proxy at any meeting. No proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it except as otherwise provided by law. Directors elected at any meeting of the stockholders shall be elected by a plurality of the votes cast. All other corporate action to be taken by vote of the stockholders shall, except as otherwise provided by law or these bylaws, be authorized by a majority of the votes cast. The vote for directors shall be by ballot, but otherwise the vote upon any question before a meeting shall not be by ballot unless the person presiding at such meeting shall so direct or any stockholder, present in person or by proxy and entitled to vote thereon, shall so demand.

        Section 10. Appointment of Inspectors of Election: The Board of Directors may, in advance of any meeting of the stockholders, appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed in advance of the meeting, the person presiding at such meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any inspector appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. No director, officer or candidate for the office of director of M&T Bank shall be eligible to act as an inspector of an election of directors of M&T Bank. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.

        Section 11. Duties of Inspectors of Election: The inspectors of election shall determine the number of shares outstanding and entitled to vote, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.

                                   ARTICLE II

                                    Directors

        Section 1. Number and Qualifications: Unless otherwise permitted by law, the number of directors of M&T Bank shall be not less than seven (7) nor more than thirty (30), with the exact number to be fixed from time to time by resolution of a majority of the directors, provided that the number of directors shall not be reduced so as to shorten the term of any director at the time in office; and provided, further, that, until the Sunset Date (as defined in Article X hereof), without the consent of the Significant Stockholder (as defined in Article X hereof), the number of directors shall not exceed twenty eight (28). If the number of directors be increased at any time, within the limits above set forth, the vacancy or vacancies in the board arising from such increase shall be filled as provided in Section 4 of this Article II. Each such vacancy, and each reduction in the number of directors, shall be reported to the Superintendent of Banks in the manner prescribed by law. All of the directors shall be of full age, and at least one-half of them shall be citizens of the United States at the time of their election and during their continuance in office, unless otherwise permitted by law. No more than one-third of the directors shall be active officers or employees of M&T Bank. Every director shall be the beneficial owner of at least two thousand (2,000) shares, having an aggregate par value of at least $1,000, of the capital stock of M&T Bank or of the common stock of the holding company that directly or indirectly controls M&T Bank, free from pledge, lien or charge.

        Section 2. Election and Tenure of Office:

                (a) Except as otherwise provided by law or these bylaws, each director of M&T Bank shall be elected at an annual meeting of the stockholders or at any meeting of the stockholders held in lieu of such annual meeting, which meeting, for the purposes of these bylaws, shall be deemed the annual meeting, and shall hold office until the next annual meeting of stockholders and until his or her successor has been elected and qualified. Each person who shall be elected a director of M&T Bank shall, before participating in any manner as a director of M&T Bank, qualify in the manner prescribed by law and take and subscribe the oath prescribed by law.

                (b) Notwithstanding anything herein to the contrary:

                        (i) for so long as the Significant Stockholder holds at least fifteen percent (15%) of the outstanding shares of common stock of M&T Bank Corporation, the board of directors shall nominate and recommend for election as directors of M&T Bank four (4) persons designated by the Significant Stockholder, each of whom is reasonably acceptable to M&T Bank;

                        (ii) for so long as the Significant Stockholder holds at least ten percent (10%), but less than fifteen percent (15%), of the outstanding shares of common stock of M&T Bank Corporation, the board of directors shall nominate and recommend for election as directors of M&T Bank two (2) persons designated by the Significant Stockholder, each of whom is reasonably acceptable to M&T Bank;

                        (iii) for so long as the Significant Stockholder holds at least five percent (5%), but less than ten percent (10%), of the outstanding shares of common stock of M&T Bank Corporation, the board of directors shall nominate and recommend for election as a director of M&T Bank one (1) person designated by the Significant Stockholder, who is reasonably acceptable to M&T Bank.

                        (iv) For purposes of determining the number of outstanding shares of common stock of M&T Bank Corporation for purposes of this
Article II, Section 2(b), there shall be used the number of shares of common stock of M&T Bank Corporation disclosed as outstanding on the cover page of M&T Bank Corporation's most recently filed Annual Report on Form 10-K or Report on Form 10-Q, as the case may be, or the number of shares of common stock of M&T Bank Corporation actually outstanding as of a later date, if requested by M&T Bank or the Significant Stockholder, determined on the same basis as the number of shares disclosed on such Reports. Any share held by any direct or indirect subsidiary of the Significant Stockholder of which the Significant Stockholder holds 80% or more of the outstanding equity capital or voting shares shall be deemed held by the Significant Stockholder. In the event that the transaction that would result in the Significant Stockholder's holdings being below any threshold set forth herein is a transaction that gives rise to an Issuance Event (as defined in Article X hereof), no diminution in the percentage of the outstanding shares of common stock of the Corporation held by the Significant Stockholder shall be deemed to have occurred until the earlier of such time as the Significant Stockholder gives written notice that it shall not exercise its Maintenance Rights (as defined in Article X hereof) or the deadline for exercise of such Maintenance Rights has passed without the Significant Stockholder having provided notice that it shall exercise the same. No diminution in the percentage of outstanding shares of common stock held by the Significant Stockholder shall be deemed to have occurred as a result of any issuance of shares that is subject to the Corporation's repurchase obligations under Section 7.2(c) or Section 7.2(e) of the Reorganization Agreement. In the event that the Significant Stockholder's holdings decrease to less than fifteen percent (15%), but not less than twelve percent (12%), of the outstanding common stock, the Significant Stockholder's holdings shall be deemed to be equal to fifteen percent (15%) for all purposes of the definition of Sunset Date and of this Article II, Section 2(b), unless, not later than one year from the date on which the Significant Stockholder's holdings decreased to less than fifteen percent (15%), the Significant Stockholder's holdings have not been restored to at least fifteen percent (15%) of the outstanding shares of common stock of M&T Bank Corporation.

                        (v) In the event that M&T Bank objects to any designee for board service on the grounds that such designee is not "reasonably acceptable" under any provision of this Article II, Section 2(b), M&T Bank shall fully cooperate and shall use best efforts to work with the Significant Stockholder to promptly resolve any such objection so that such designee may as promptly as practicable serve in the capacity for which he or she has been designated or, in the alternative, to promptly identify a substitute candidate that is reasonably acceptable, in order to give effect to the intention of the M&T Bank and the Significant Stockholder regarding board representation contemplated by this Article II, Section 2(b).

        Section 3. Resignation: Any director of M&T Bank may resign at any time by giving his or her resignation to the Chairman of the Board or the President or the Corporate Secretary. Such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 4. Vacancies: Except as set forth in Article II, Section 2(b) or as hereinafter provided, all vacancies in the office of director shall be filled by election by the stockholders entitled to vote at any meeting of the stockholders notice of which shall have referred to the proposed election. Subject to Article II, Section 2(b), vacancies not exceeding one-third of the entire board may be filled by the affirmative vote of a majority of the directors then in office, and the directors so elected shall hold office for the balance of the unexpired term; or two vacancies may, with the consent of the Superintendent of Banks of the State of New York, be left unfilled until the next annual election. Each vacancy in the office of director and each election by the Board of Directors to fill any such vacancy shall be reported to the Superintendent of Banks in the manner provided by law.

        Section 5. Directors' Fees: Directors, including salaried officers of M&T Bank who are directors, may receive a fee for their services as directors and traveling and other out-of-pocket expenses incurred in attending any regular or special meeting of the board. The fee may be a fixed sum for attending each meeting of the Board of Directors or a fixed sum paid monthly, quarterly, or semiannually, irrespective of the number of meetings attended or not attended. The amount of the fee and the basis on which it shall be paid shall be determined by resolution of the Board of Directors. Nothing herein contained shall preclude any director from serving M&T Bank in any other capacity and receiving compensation for such services.

        Section 6. Meetings of Directors: A regular meeting of the Board of Directors shall be held at least six times each year, provided that during any three consecutive calendar months the board shall meet at least once. The first meeting of the Board of Directors after each annual meeting of the stockholders shall be held immediately after the adjournment of such annual meeting and shall constitute the regular meeting of the Board of Directors for the month in which such first meeting is held. The Board of Directors shall, from time to time, designate the place, date and hour for the holding of regular meetings but, in the absence of any such designation, regular meetings of the Board of Directors shall be held at the principal office of M&T Bank in the City of Buffalo, New York, at 11:00 o'clock a.m., on the third Tuesday of each January, February, April, July, September and October. No notice need be given of such regular meetings except such notice as these bylaws or the Board of Directors by resolution may require. Special meetings of the Board of Directors shall be held at such times and at such places as the Board of Directors or the Chairman of the Board or, in his or her absence, the President, may determine, and shall also be held upon the request of any 4 directors made in writing to the Chairman of the Board or the President.

        Section 7. Notice of Special Meetings of the Board of Directors: Notice of each special meeting of the Board of Directors stating the time and place thereof, shall be given by the Chairman of the Board, the President, the Corporate Secretary, or an Assistant Secretary, or by any member of the board to each member of the board not less than 3 days before the meeting by depositing the same in the United States mail, postage prepaid, addressed to each member of the board at his or her residence or usual place of business, or not less than 1 day before the meeting by telephoning or by delivering the same to each member of the board personally, or by sending the same by facsimile or electronic mail to his or her residence or usual place of business. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her. The notice of any special meeting of the Board of Directors need not specify the purpose or purposes for which the meeting is called, except as provided in Article IX of these bylaws.

        Section 8. Quorum: At all meetings of the Board of Directors, except as otherwise provided by law or these bylaws, a quorum shall be required for the transaction of business and shall consist of not less than one-third of the entire board, and the vote of a majority of the directors present shall decide any question which may come before the meeting. A majority of the directors present at any meeting, although less than a quorum, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

        Section 9. Meetings by Conference Telephone: Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at such meeting.

        Section 10. Procedure: The order of business and all other matters of procedure at every meeting of directors may be determined by the person presiding at the meeting.

                                   ARTICLE III

                                   Committees

        Section 1. Executive Committee: The Board of Directors shall, by resolution adopted by a majority of the entire board, designate from among its members an Executive Committee consisting of five or more directors. The Board of Directors may designate one or more directors as alternate members of the Executive Committee, who may replace any absent member or members of the Executive Committee at any meeting thereof. In the interim between meetings of the Board of Directors, the Executive Committee shall have all the authority of the Board of Directors except as otherwise provided by law. All acts done and powers and authority conferred by the Executive Committee from time to time within the scope of its authority shall be, and may be deemed to be, and may be certified as being, the act and under the authority of the Board of Directors. The Chairman of the Board, or the President in the absence of the Chairman of the Board, shall preside at all meetings of the Executive Committee. The Executive Committee shall elect from its members a chairman to preside at any meeting of the Executive Committee at which the Chairman of the Board and the President shall be absent. Four members of the Executive Committee shall constitute a quorum for the transaction of business.

        Section 2. Examining Committee: The Board of Directors shall, by resolution adopted by a majority of the entire board, designate from among its members an Examining Committee consisting of not less than 3 directors to examine fully the books, papers and affairs of M&T Bank, and the loans and discounts thereof, as provided by law. The Examining Committee shall have the power to employ such assistants as it may deem necessary to enable it to perform its duties.

        Section 3. Other Committees: The Board of Directors may from time to time, by resolution or resolutions, appoint or provide for one or more other committees consisting of such directors, officers, or other persons as the board may determine. Each committee, to the extent provided in said resolution or resolutions, shall have such powers and functions in the management of M&T Bank as may be lawfully delegated by the Board of Directors in the interim between meetings of the board. Each committee shall have such name as may be provided from time to time in said resolution or resolutions, and shall serve at the pleasure of the Board of Directors.

        Section 4. Minutes of Meetings of Committees: The Executive Committee, the Examining Committee, and each other committee shall keep regular minutes of its proceedings and report the same to the Board of Directors at the next meeting thereof, or as soon thereafter as may be practicable under the circumstances.

        Section 5. Fees to Members of Committees: Members of committees, including salaried officers of M&T Bank who are members of committees, may receive a fee for their services as members of committees and traveling and other out-of-pocket expenses incurred in attending any regular or special meeting of a committee. The fee may be a fixed sum for attending each committee meeting or a fixed sum paid monthly, quarterly, or semiannually, irrespective of the number of meetings attended or not attended. The amount of the fee and the basis on which it shall be paid shall be determined by resolution of the Board of Directors. Nothing herein contained shall preclude any member of a committee from serving M&T Bank in any other capacity and receiving compensation for such services.

                                   ARTICLE IV

                                    Officers

        Section 1. Officers: The Board of Directors shall annually, at the first meeting (the "Annual Reorganization Meeting") of the board after the Annual Meeting of Stockholders, elect from its own number a Chairman of the Board, one or more Vice Chairmen, and a President, who may be one and the same person, and appoint or elect one or more Vice Presidents, a Corporate Secretary, a Treasurer, and an Auditor. The Chief Executive Officer shall be either the Chairman of the Board or the President, as designated by the Board of Directors. At the Annual Reorganization Meeting, the Board of Directors shall also reelect all of the then officers of M&T Bank until the next Annual Reorganization Meeting. In the interim between Annual Reorganization Meetings, the Board of Directors or the Executive Committee may also from time to time elect or appoint such additional officers to the rank of Vice President, including (without limitation as to title or number) one or more Vice Presidents, Administrative Vice Presidents, Senior Vice Presidents and Executive Vice Presidents; and, the head of the Human Resources Department of M&T Bank or his or her designee or designees, may appoint officers below the rank of Vice President, including (without limitation as to title or number) one or more Banking Officers, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Auditors. Each such person elected or appointed by the Board of Directors, the Executive Committee, or the head of the Human Resources Department of M&T Bank or his or her designee or designees, in between Annual Reorganization Meetings shall, unless otherwise determined by the Board or Directors, the Executive Committee or the head of the Human Resources Department of M&T Bank or his or her designee or designees, hold office until the next Annual Reorganization Meeting.

        Section 2. Term of Office: The Chairman of the Board, the President, each Vice President, the Corporate Secretary, the Treasurer, and the Auditor shall, unless otherwise determined by the Board of Directors, hold office until the first meeting of the board following the next annual meeting of stockholders and until their successors have been elected and qualified. Each additional officer appointed or elected by the Board of Directors, or by the Executive Committee, shall hold office for such term as shall be determined from time to time by the Board of Directors or the Executive Committee. Any officer, however, may be removed at any time by the Board of Directors, or his or her authority suspended by the Board of Directors, with or without cause. If the office of any officer becomes vacant for any reason, the Board of Directors shall have the power to fill such vacancy.

        Section 3. The Chief Executive Officer: The Chief Executive Officer shall, under control of the Board of Directors and the Executive Committee, have the general management of M&T Bank's affairs and shall exercise general supervision over all activities of M&T Bank. The Chief Executive Officer shall have the power to appoint or hire, to remove, and to determine the compensation of, all employees of M&T Bank who are not officers.

        Section 4. The Chairman of the Board: The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and shall be entitled to vote upon all questions. If he or she is not the Chief Executive Officer, the Chairman of the Board shall perform such additional duties and be vested with such additional powers as shall be assigned from time to time by the Board of Directors, the Executive Committee or the Chief Executive Officer, and in the absence or incapacity of the Chief Executive Officer shall have the powers and exercise the duties of that officer.

        Section 5. The President: The President, subject to the control and direction of the Board of Directors, shall have immediate supervision over the business, affairs, and properties of M&T Bank, shall have and exercise general authority with respect thereto, shall perform all duties and exercise all powers generally incident to this office and shall perform such additional duties and be vested with such additional powers as shall be assigned from time to time by the Board of Directors, the Executive Committee, and if he is not the Chief Executive Officer, by such officer. In the absence or incapacity of the Chairman of the Board, the President shall have the powers and exercise the duties of the Chairman of the Board, including the powers of Chief Executive Officer if the Chairman of the Board is the Chief Executive Officer.

        Section 6. The Vice Presidents: The Vice Presidents shall have such powers and perform such duties as may be assigned to them respectively by the Board of Directors, the Executive Committee, the Chairman of the Board or the President. Any one or more individuals may be designated by the Board of Directors as "Executive Vice President," "Senior Vice President," "Administrative Vice President" or "Vice President," or by such other title or titles as the Board of Directors may determine. In the absence or incapacity of both the Chairman of the Board and the President, the Vice Presidents shall exercise the powers and perform the duties of those officers in such order of precedence as shall be determined by the Board of Directors, the Executive Committee, the Chairman of the Board or the President.

        Section 7. The Corporate Secretary and Assistant Secretaries: The Corporate Secretary shall issue notices of all meetings of stockholders, the Board of Directors and the Executive Committee, where notices of such meetings are required by law or these bylaws. He or she shall attend all meetings of stockholders, the Board of Directors and the Executive Committee and keep the minutes thereof in proper books provided for that purpose. He or she shall affix the corporate seal to and sign such instruments as require the seal and his or her signature and shall perform such other duties as usually pertain to this office or as are properly required by the Board of Directors, the Chairman of the Board or the President.

        The Assistant Secretaries may, in the absence or disability of the Corporate Secretary or at his or her request, perform the duties and exercise the powers of the Corporate Secretary, and shall perform such other duties as the Board of Directors, the Chairman of the Board or the President shall prescribe.

        Section 8. The Treasurer and Assistant Treasurers: The Treasurer shall keep permanent records of the assets and liabilities and of all matters and transactions bearing upon the financial affairs of M&T Bank. He or she shall, whenever required by the Board of Directors, present a statement of the business of M&T Bank, a balance sheet thereof as of the end of the last preceding month or such other date as may be so required. He or she shall make and sign such reports, statements and instruments as may be required by the Board of Directors or the President or by law and shall perform such other duties as usually pertain to this office or as are properly required by the Board of Directors, the Chairman of the Board or the President.

        The Assistant Treasurers may, in the absence or disability of the Treasurer or at his or her request, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors, the Chairman of the Board or the President shall prescribe.

        Section 9. The Auditor: The Auditor shall be responsible to the Chairman of the Board, the President and, through the directors' Examining Committee, to the Board of Directors for the safety of all operations and for the systems of internal audits and protective controls; he or she shall perform such other duties as the Chairman of the Board or the President may prescribe and shall make such examinations and reports as may be required by the directors' Examining Committee. He or she shall have the duty to report to the Chairman of the Board and the President on all matters concerning the safety of the operations of M&T Bank which he or she deems advisable or which the Chairman of the Board or the President may request. In addition, the Auditor shall have the duty of reporting independently of all officers of M&T Bank to the directors' Examining Committee whenever he or she deems it necessary or desirable to do so, but in any event not less often than annually on all matters concerning the safety of the operations of M&T Bank.

        The Assistant Auditors may, in the absence or disability of the Auditor, or at his or her request, perform the duties and exercise the powers of the Auditor, and shall perform such other duties as the Board of Directors, the Chairman of the Board or the President shall prescribe.

        Section 10. Other Officers: All other officers that may be elected or appointed by the Board of Directors, the Executive Committee or the head of the Human Resources Department of M&T Bank or his or her designee or designees shall exercise such powers and perform such duties as the Board of Directors, the Executive Committee, the Chairman of the Board or the President shall prescribe, except as the law may otherwise require.

        Section 11. Officers Holding Two or More Offices: Any two or more offices may be held by the same person, except the offices of President and Corporate Secretary. No officer shall execute or verify any instrument in more than one capacity if such instrument be required by law or otherwise to be executed or verified by any two or more officers.

        Section 12. Duties of Officers May be Delegated: In case of the absence or disability of any officer of M&T Bank, or in case of a vacancy in any office or for any other reason that the Board of Directors, the Chairman of the Board or the President may deem sufficient, the Board of Directors, the Chairman of the Board or the President, except as otherwise provided by law or these bylaws, may delegate, for the time being, the powers or duties of any officer to any other officer or to any director.

        Section 13. Compensation of Officers: The Board of Directors shall determine the compensation to be paid to the Chairman of the Board and the President, respectively, and it may also determine the compensation to be paid to any or all of the other officers of M&T Bank. In the event and to the extent that the Board of the Directors shall not exercise such discretionary power the compensation to be paid to the other officers shall be determined by the Chief Executive Officer.

        Section 14. Special Powers: The Chairman of the Board, the President, any Vice President, any Assistant Vice President, any Banking Officer, the Corporate Secretary, any Assistant Secretary, the Treasurer and any Trust Officer shall each have power and authority:

                To sign, countersign, certify, issue, assign, endorse, transfer and/or deliver notes, checks, drafts, bills of exchange, certificates of deposit, acceptances, letters of credit, advices for the transfer or payment of funds, orders for the sale and for delivery of securities, guarantees of signatures, and all other instruments, documents and writings in connection with the business of M&T Bank in its corporate or in any trust or fiduciary capacity;

                To sign the name of M&T Bank and affix its seal, or cause the same to be affixed, to deeds, mortgages, satisfactions, assignments, releases, proxies, powers of attorney, trust agreements, and all other instruments, documents or papers necessary for the conduct of the business of M&T Bank, either in its corporate capacity or in any trust or fiduciary capacity;

                To endorse, sell, assign, transfer and deliver any stocks, bonds, mortgages, notes, certificates of interest, certificates of indebtedness, certificates of deposit and any evidences of indebtedness or of any rights or privileges which now are or may hereafter be held by or stand in the name of M&T Bank, either in its corporate capacity, or in any fiduciary or trust capacity, and to execute proxies, powers of attorney or other authority with respect thereto;

                To accept on behalf of M&T Bank any guardianship, receivership, executorship or any general or special trust specified in the Banking Law of the State of New York;

                To authenticate or certificate any bonds, debentures, notes, or other instruments issued under or in connection with any mortgage, deed of trust or other agreement or instrument under which M&T Bank is acting as trustee or in any other fiduciary capacity;

                To sign, execute and deliver certificates, reports, checks, orders, receipts, certificates of deposit, interim certificates, and other documents in connection with its duties and activities as registrar, transfer agent, disbursing agent, fiscal agent, depositary, or in any other corporate fiduciary capacity.

        The powers and authority above conferred may at any time be modified, changed, extended or revoked, and may be conferred in whole or in part on other officers and employees by the Board of Directors or the Executive Committee.

        Section 15. Bonds: The Board of Directors may require any officer, agent or employee of M&T Bank to give a bond to M&T Bank, conditional upon the faithful performance of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

                                    ARTICLE V

                    Indemnification of Directors and Officers

        Section 1. Right of Indemnification: Each director and officer of M&T Bank, whether or not then in office, each director and officer of a subsidiary that M&T Bank directly or indirectly owns more than 50% of the voting securities of, whether or not then in office, and any person whose testator or intestate was such a director or officer, shall be indemnified by M&T Bank for the defense of, or in connection with, any threatened, pending or completed actions or proceedings and appeals therein, whether civil, criminal, governmental, administrative or investigative, in accordance with and to the fullest extent permitted by the Banking Law of the State of New York or other applicable law, as such law now exists or may hereafter be amended; provided, however, that M&T Bank shall provide indemnification in connection with an action or proceeding (or part thereof) initiated by such a director or officer only if such action or proceeding (or part thereof) was authorized by the Board of Directors.

        Section 2. Advancement of Expenses: Expenses incurred by a director or officer in connection with any action or proceeding as to which indemnification may be given under Section 1 of this Article V may be paid by M&T Bank in advance of the final disposition of such action or proceeding upon (a) receipt of an undertaking by or on behalf of such director or officer to repay such advancement in the event that such director or officer is ultimately found not to be entitled to indemnification as authorized by this Article V and (b) approval by the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding or, if such a quorum is not obtainable, then approval by stockholders. To the extent permitted by law, the Board of Directors or, if applicable, the stockholders, shall not be required under this Section 2, to find that the director or officer has met the applicable standard of conduct provided by law for indemnification in connection with such action or proceeding.

        Section 3. Availability and Interpretation: To the extent permitted under applicable law, the rights of indemnification and to the advancement of expenses provided in this Article V (a) shall be available with respect to events occurring prior to the adoption of this Article V, (b) shall continue to exist after any recision or restrictive amendment of this Article V with respect to events occurring prior to such recision or amendment, (c) may be interpreted on the basis of applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, or on the basis of applicable law in effect at the time such rights are claimed, and (d) are in the nature of contract rights which may be enforced in any court of competent jurisdiction as if M&T Bank and the director or officer for whom such rights are sought were parties to a separate written agreement.

        Section 4. Other Rights: The rights of indemnification and to the advancement of expenses provided in this Article V shall not be deemed exclusive of any other rights to which any such director, officer or other person may now or hereafter be otherwise entitled whether contained in the organization certificate, these bylaws, a resolution of stockholders, a resolution of the Board of Directors, or an agreement providing such indemnification, the creation of such other rights being hereby expressly authorized. Without limiting the generality of the foregoing, the rights of indemnification and to the advancement of expenses provided in this Article V shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any such director, officer or other person in any such action or proceeding to have assessed or allowed in his or her favor, against M&T Bank or otherwise, his or her costs and expenses incurred therein or in connection therewith or any part thereof.

        Section 5. Severability: If this Article V or any part hereof shall be held unenforceable in any respect by a court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of this Article V shall remain fully enforceable.

                                   ARTICLE VI

                                  Capital Stock

        Section 1. Certificates of Stock: The shares of stock of M&T Bank shall be represented by certificates which shall be numbered and shall be entered in the books of M&T Bank as they are issued. Each stock certificate shall when issued state the name of the person or persons to whom issued and the number of shares and shall be signed by the Chairman of the Board or the President or a Vice President and by the Corporate Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of M&T Bank or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by M&T Bank with the same effect as if he were such officer at the date of its issue. No certificate of stock shall be valid until countersigned by a transfer agent if M&T Bank has a transfer agent, or until registered by a registrar, if M&T Bank has a registrar.

        Section 2. Transfers of Shares: Shares of stock shall be transferable on the books of M&T Bank by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed. M&T Bank shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as specifically provided by the laws of the State of New York. The Board of Directors, to the extent permitted by law, shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock and may appoint one or more transfer agents and registrars of the stock of M&T Bank.

        Section 3. Fixing of Record Date: The Board of Directors may fix, in advance, a day and hour not more than 50 days nor less than 10 days before the date on which any meeting of stockholders is to be held, as the time as of which stockholders entitled to notice of and to vote at such meeting and at all adjournments thereof shall be determined; and, in the event such record date and time is fixed by the Board of Directors, no one other than the holders of record on such date and time of stock entitled to notice of or to vote at such meeting shall be entitled to notice of or to vote at such meeting or any adjournment thereof. If a record date and time shall not be fixed by the Board of Directors for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders, stockholders of record at the close of business on the day next preceding the day on which notice of such meeting is given, and no others, shall be entitled to notice of and to vote at such meeting or any adjournment thereof. The Board of Directors may fix, in advance, a day and hour, not exceeding 50 days preceding the date fixed for the payment of a dividend of any kind or the allotment of any rights, as the record time for the determination of the stockholders entitled to receive any such dividend or rights, and in such case only stockholders of record at the time so fixed shall be entitled to receive such dividend or rights.

        Section 4. Record of Stockholders: M&T Bank shall keep at its office in the State of New York, or at the office of its transfer agent or registrar in this state, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owner of record thereof.

        Section 5. Lost Stock Certificates: The holder of any certificate representing shares of stock of M&T Bank shall immediately notify M&T Bank of any mutilation, loss or destruction thereof, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such holder upon the surrender of the mutilated certificate, or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and the deposit of indemnity by way of bond or otherwise in such form and amount and with such sureties or security as the Board of Directors may require to protect M&T Bank against loss or liability by reason of the issuance of such new certificates; but the Board of Directors may in its discretion refuse to issue such new certificates save upon the order of the court having jurisdiction in such matters.

                                   ARTICLE VII

                                 Corporate Seal

        Section 1. Form of Seal: The seal of M&T Bank shall be circular in form, with the words "Manufacturers and Traders Trust Company" in the margin thereof, and the numerals "1856" and the word "seal" and the numerals "1892" in the center thereof. The seal on any corporate obligation for the payment of money may be facsimile.

                                  ARTICLE VIII

                              Emergency Operations

        Whenever the provisions of Article 7 of the New York State Defense Emergency Act (L. 1961, c. 654) become operative by reason of an "acute emergency," as defined in said Act, the following provision shall also become operative:

        1. If the Chief Executive Officer of M&T Bank shall not be available, his or her powers and authority shall vest in and may be exercised by other officers of M&T Bank in the following order:

               a.   The Chairman of the Board;

               b.   The President;

               c. The Executive Vice Presidents in the order of seniority determined by length of service;

               d. The Senior Vice Presidents in the order of seniority determined by length of service;

               e. A Vice President selected from and by those Vice Presidents who shall be available.

        2. The directors and acting directors present at any meeting held as provided by statute may by resolution alter the foregoing order of succession or designate the person from among the foregoing group who shall act as Chief Executive Officer; provided, however, that the directors and acting directors shall have no power to remove any officer or to fill any vacancy on a permanent basis or to cause M&T Bank to enter into any contract of employment for a term of over one year.

        3. The directors and acting directors shall take such action as counsel may advise in order that the normal operations of M&T Bank shall be restored as promptly as practicable.

                                   ARTICLE IX

                             Amendments; Termination

        Section 1. Procedure for Amending Bylaws: These bylaws may be added to, amended or repealed at any meeting of stockholders notice of which shall have referred to the proposed action, by the vote of the holders of record of a majority of the outstanding shares of M&T Bank entitled to vote, or at any meeting of the Board of Directors notice of which shall have referred to the proposed action, by the vote of a majority of the Board of Directors; provided, however, that if any bylaw regulating an impending election of directors is adopted or amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the bylaw so adopted or amended or repealed, together with a concise statement of the changes made; and provided further that the last proviso of the first sentence of Article II, Section 1, the entirety of Article II, Section 2(b), the entirety of Article X and this proviso may not be amended, modified or repealed, nor may any Bylaw provisions be adopted that are inconsistent with such provisions, in each case, without the unanimous approval of the entire board of directors.

        Section 2. Termination of Certain Provisions: Each of the provisions of these Bylaws set forth in the last proviso of Article IX, Section 1 hereof shall automatically terminate without any action on the part of M&T Bank, the board of directors or the stockholders on the first date following the date upon which the Significant Stockholder ceases to be the beneficial owner of at least five percent (5%) of the outstanding shares of common stock of the Holding Company.

                                    ARTICLE X

                               CERTAIN DEFINITIONS

        Section 1. Definitions. For purposes of Article II of these Bylaws:

                (a) "Issuance Event" shall mean an "Issuance Event" defined in
Section 1.42 of the Reorganization Agreement.

                (b) "Maintenance Rights" shall mean the "Seller Maintenance Rights" defined in Section 1.75 of the Reorganization Agreement.

                (c) "Reorganization Agreement" shall mean the Agreement and Plan of Reorganization, dated September 26, 2002, by and among the Significant Stockholder, Allfirst Financial Inc. and M&T Bank Corporation, as amended or supplemented from time to time.

                (d) "Significant Stockholder" shall mean Allied Irish Banks, p.l.c., a limited liability company incorporated under the laws of Ireland having its registered office at Bankcentre, Ballsbridge, Dublin 4, Ireland, and any successor thereto.

                (e) "Sunset Date" shall mean the first date following the date upon which the Significant Stockholder ceases to be the beneficial owner of at least 15% of the outstanding shares of common stock of the Corporation, determined in accordance with, and subject to, paragraph (iv) of Article II,
Section 2(b) hereof.

                                    EXHIBIT 6

                               Consent Of Trustee

        Manufacturers and Traders Trust Company hereby consents, in accordance with the provisions of Section 321(b) of the Trust Indenture Act of 1939, that reports of examinations by federal, state, territorial and district authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                        MANUFACTURERS AND TRADERS TRUST COMPANY

                                        By: /s/JOHN A. HAYES
                                            ------------------------------------
                                            John A. Hayes
                                            ice President

                                    Exhibit 6

                                    EXHIBIT 7

                       Report of Condition of the Trustee

                     MANUFACTURERS AND TRADERS TRUST COMPANY

CONDENSED CONSOLIDATED BALANCE SHEET

                                                                              June 30
In thousands                                                                     2003
---------------------------------------------------------------------------------------
Assets                Cash and due from banks                            $  2,560,721
                      Money-market assets                                     249,331
                      Investment securities
                          Available for sale (cost: $5,185,994)             5,257,472
                          Held to maturity (market value: $120,243)           116,579
                          Other (market value: $313,697)                      313,697
                                                                         ------------
                              Total investment securities                   5,687,748
                                                                         ------------
                      Loans and leases, net of unearned discount           36,697,685
                      Allowance for credit losses                            (599,812)
                                                                         ------------
                      Loans and leases, net                                36,097,873
                      Other assets                                          5,191,344
                                                                         ------------
                          Total assets                                   $ 49,787,017
                                                                         ============
Liabilities           Deposits
                          Noninterest-bearing                            $  8,772,586
                          Interest-bearing                                 23,514,739
                                                                         ------------
                              Total deposits                               32,287,325
                                                                         ------------
                      Short-term borrowings                                 4,697,746
                      Accrued interest and other liabilities                  977,130
                      Long-term borrowings                                  5,794,252
                                                                         ------------
                          Total liabilities                                43,756,453
                                                                         ============

Stockholder's equity                                                        6,030,564
                                                                         ------------
                      Total liabilities and stockholder's equity         $ 49,787,017
                                                                         ============

                                    Exhibit 7